Exhibit 4.13

AMENDMENT NO. 10 TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 10 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), is made and entered into as of August 5, 2015, by and among ZAZA ENERGY CORPORATION, a Delaware corporation (the “Company”), and each of the holders of Securities (as defined in the Securities Purchase Agreement, as defined below) that is a signatory to this Amendment.

RECITALS

1.                                      The Company and the holders of the Securities are parties to that certain Securities Purchase Agreement dated February 21, 2012, as amended, supplemented or otherwise modified from time to time (as so amended, supplemented and modified, the “Existing Securities Purchase Agreement”; and as amended by this Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”).

2.                                      Pursuant to the Existing Securities Purchase Agreement, the Company issued, and certain holders of Notes purchased, (a) the Company’s 8.00% Senior Secured Notes due February 21, 2017, in the aggregate principal amount of $100,000,000 (the “Notes”) and (b) the Company’s warrants to purchase 26,315,789 shares (before any adjustments that have been effected in accordance with the terms thereof) of the Company’s Common Stock (the “Warrants”).

3.                                      The Company has requested that the Required Holders amend the Existing Securities Purchase Agreement to permit the issuance of additional Senior Secured Notes under the Securities Purchase Agreement in an aggregate principal amount not to exceed $500,000.

4.                                      The Company and the Required Holders have agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1.                                          Capitalized Terms.  Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Securities Purchase Agreement, unless the context otherwise requires.

Section 2.                                          Amendments to Existing Securities Purchase Agreement.  Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Existing Securities Purchase Agreement is hereby amended in the manner specified in Exhibit A hereto.  Such amendments are referred to herein collectively as the “Amendments”.

Section 3.                                          Effectiveness of Amendment.  The Amendments shall become effective upon satisfaction of all of the following conditions:

(a)                                 Amendment.  Execution and delivery of this Amendment by the Company and each of the Required Holders, and execution and delivery of the Guarantor Acknowledgement attached hereto by the Guarantors.

(b)                                 Representations and Warranties.  The representations and warranties in Section 4 shall be true and correct in all respects on the date hereof.

(c)                                  Holder Supplement; Joinder.  Execution and delivery of (i) a Supplement dated as of the date hereof by each of Jubalee Ltd. (an Affiliate of John E. Hearn, Jr.), Todd A. Brooks and Alpha Capital Anstalt (the “August 2015 Purchasers”), on the one hand, and the Company, on the other hand, and in each case acknowledged by each of the Guarantors and (ii) a Joinder to that certain Collateral Agency Agreement, dated as of February 21, 2012, by and among the Collateral Agent and the holders of Notes party thereto, and as acknowledged and consented to by the Company and Guarantors, dated as of the date hereof by each of the August 2015 Purchasers; provided, however, that the condition set forth in this Section 3(c) shall be deemed satisfied upon the execution of one or more Supplements in connection with the Company’s issuance and sale, solely for cash and at 100% of principal amount, of at least $340,000 in principal amount of Notes.

(d)                                 Expenses.  The Company shall have paid the reasonable fees and disbursements of the special counsel of the Required Holders in accordance with Section 8 below.

Section 4.                                          Representations and Warranties.  To induce the Required Holders to enter into this Amendment and to consent to the Amendments, the Company hereby represents and warrants to each of the holders of Securities that the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate authority or other action on the part of the Company, this Amendment has been duly executed and delivered by the Company, and this Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

Section 5.                                          Transaction Document.  This Amendment shall be deemed to constitute a Transaction Document for all purposes under the Securities Purchase Agreement.

Section 6.                                          Effect of Amendment.  Except as set forth expressly herein, all terms of the Securities Purchase Agreement shall be and remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the holders of Notes under the Securities Purchase Agreement, nor constitute a waiver of any provision of the Securities Purchase Agreement, except as expressly provided herein. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Securities Purchase Agreement without making specific reference to this Amendment, but nevertheless all such references shall include this Amendment unless the context otherwise requires.

Section 7.                                          Release.

(a)                                 In consideration of the agreements of the holders of Securities contained herein and for other good and valuable consideration, the receipt and sufficiency of which

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are hereby acknowledged, each Credit Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges each holder of Securities, and its successors and assigns, and its present and former shareholders, partners, members, managers, consultants, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives, and all persons acting by, through, under or in concert with any of them (each holder of Securities and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”) of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, recoupment, rights of setoff, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, contingent or mature, suspected or unsuspected, both at law and in equity, which any Credit Party or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Securities Purchase Agreement, or any of the other Transaction Documents or transactions thereunder or related thereto.

(b)                                 Each Credit Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)                                  Each Credit Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(d)                                 In entering into this Amendment, each Credit Party has consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the release set forth above does not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section 7 shall survive the termination of this Amendment and the other Transaction Documents and the payment in full of the Notes.

(e)                                  Each Credit Party acknowledges and agrees that the release set forth above may not be changed, amended, waived, discharged or terminated orally.

Section 8.                                          Fees and Expenses; Indemnification.  Whether or not the Amendments become effective, the Company agrees to pay on demand all reasonable costs and expenses of the holders of the Securities (including the reasonable fees and expenses of the special counsel of

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the Required Holders) in connection with the preparation, negotiation, execution and delivery of this Amendment as provided in Paragraph 13B(1) of the Securities Purchase Agreement. Nothing in this Section 8 shall limit the Company’s obligations pursuant to Paragraphs 13B(1) and 13B(2) of the Securities Purchase Agreement.

Section 9.                                          Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAWS OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

Section 10.                                   Severability.  Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 11.                                   Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

Section 12.                                   Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 13.                                   Entire Understanding.  The Existing Securities Purchase Agreement, together with this Amendment, set forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

Section 14.                                   Headings.  The headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

Section 15.                                   Time is of the Essence.  Time is of the essence of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

ZAZA ENERGY CORPORATION

By:	/s/ Scott Gaille
	Name:	Scott Gaille
	Title:	Chief Compliance Officer and
General Counsel

[AMENDMENT NO. 10 TO SECURITIES PURCHASE AGREEMENT]

MSDC ZEC INVESTMENTS, LLC

By:	/s/ Marcello Liguori
Name:	Marcello Liguori
Title:	Vice President

[AMENDMENT NO. 10 TO SECURITIES PURCHASE AGREEMENT]

SENATOR SIDECAR MASTER FUND LP

By:	Senator Investment Group LP,
its investment manager

By:	/s/ Evan Gartenlaub
Name:	Evan Gartenlaub
Title:	General Counsel and
Chief Compliance Officer

[AMENDMENT NO. 10 TO SECURITIES PURCHASE AGREEMENT]

GUARANTOR ACKNOWLEDGEMENT

Each of the undersigned hereby acknowledges and agrees to the terms of the Amendment No. 10 to Securities Purchase Agreement, dated as of August 5, 2015 (the “Amendment”), including, without limitation, Section 7 of the Amendment, amending that certain Securities Purchase Agreement, dated February 21, 2012, as amended (as amended, the “Securities Purchase Agreement”), among ZaZa Energy Corporation, a Delaware corporation, and the holders of Securities party thereto. Each of the undersigned hereby confirms that the Guaranty Agreement to which the undersigned are a party remains in full force and effect after giving effect to the Amendment and continues to be the valid and binding obligation of each of the undersigned, enforceable against each of the undersigned in accordance with its terms.

Capitalized terms used herein but not defined are used as defined in the Securities Purchase Agreement.

Dated as of August 5, 2015.

ZAZA HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Scott Gaille
	Name:	Scott Gaille
	Title:	Chief Compliance Officer and
General Counsel

ZAZA ENERGY, LLC,
a Texas limited liability company

By:	/s/ Scott Gaille
	Name:	Scott Gaille
	Title:	Chief Compliance Officer and
General Counsel

TOREADOR RESOURCES CORPORATION,
a Delaware corporation

By:	/s/ Scott Gaille
	Name:	Scott Gaille
	Title:	Chief Compliance Officer and
General Counsel

[AMENDMENT NO. 10 TO SECURITIES PURCHASE AGREEMENT]

ZAZA ENERGY DEVELOPMENT, LLC,
a Texas limited liability company

By:	/s/ Scott Gaille
	Name:	Scott Gaille
	Title:	Chief Compliance Officer and
General Counsel

ZAZA PETROLEUM MANAGEMENT, LLC, a Texas limited liability company

By:	/s/ Scott Gaille
	Name:	Scott Gaille
	Title:	Chief Compliance Officer and
General Counsel

[AMENDMENT NO. 10 TO SECURITIES PURCHASE AGREEMENT]

Exhibit A

(a)                                 Paragraph 2A — Authorization of Notes.  Paragraph 2A of the Existing Securities Purchase Agreement is hereby amended by amending and restating paragraph 2A in its entirety as follows:

2A                                Authorization of Notes.

2A(1)                 Description of Notes Issued on the Closing Day.  The Company has authorized the issuance of its senior secured promissory notes (as amended, restated, supplemented or otherwise modified from time to time, the “Original Notes”) in the aggregate original principal amount of $100,000,000, to be dated the date of issuance thereof, to mature February 21, 2017, to bear interest, payable in the manner specified in the Notes, on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable (whether by acceleration or otherwise) at the rate of interest set forth in paragraph 2C hereof and, following the occurrence and during the continuance of an Event of Default at the Default Rate, and to be substantially in the form of Exhibit A hereto.

2A(2)                 Additional Series of Notes.  In addition to the issuance and sale of the Original Notes, the Company may from time to time issue and sell one or more additional notes (the “Additional Notes” and together with the Original Notes, the “Notes”, such term to include each Note delivered pursuant to any provision of this Agreement or any Supplement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision) pursuant to this Agreement; provided, however, that the aggregate principal amount of all Additional Notes issued pursuant to this Agreement that may be outstanding at any time shall not exceed $500,000.  Any Additional Notes will be issued solely in consideration for cash at 100% of the principal amount thereof pursuant to a supplement to this Agreement (a “Supplement”) in substantially the form of Exhibit J, and will be subject to, and entitled to the benefits of, all of the provisions of this Agreement.  For the avoidance of doubt, all Notes issued under this Agreement, including pursuant to any Supplement, shall rank pari passu with each other, including, without limitation, with respect to security interests and proceeds under each Collateral Document.  For the further avoidance of doubt, any issuance and sale of Additional Notes that complies with the provisions of this paragraph 2A(2) is a transaction expressly permitted by this Agreement within the meaning of paragraph 7B(9) of this Agreement.

(b)                                 Section 7 — Negative Covenants.  Section 7 of the Existing Securities Purchase Agreement is hereby amended by amending and restating Paragraph 7J in its entirety as follows:

7J                                  Terrorism Sanctions Regulations.  The Company covenants that it will not, and will not permit any of its Affiliated Entities to, (i) become an OFAC Listed Person, (ii) have any investments in, or engage in any dealings or transactions with, any Blocked Person, or (c) engage in any activities that could subject such Person or the holders of Securities to sanctions under CISADA or under any applicable state law that imposes sanctions on Persons that do business with Iran or any other country that is subject to an OFAC Sanctions Program.

(c)                                  Paragraph 12B - Other Terms.  Paragraph 12B of the Existing Securities Purchase Agreement is hereby amended by amending and restating the definitions of “Note” and “Notes” in their entirety as follows:

“Note” and “Notes” shall have the meaning specified in paragraph 2A(2).

(d)                                 Paragraph 12B - Other Terms.  Paragraph 12B of the Existing Securities Purchase Agreement is hereby further amended by adding the following definitions in their proper alphabetical order to read as follows:

“Additional Notes” shall have the meaning specified in paragraph 2A(2).

“Original Notes” shall have the meaning specified in paragraph 2A(1).

“Supplement” shall have the meaning specified in paragraph 2A(2).

(e)                                  Paragraph 12C — Accounting and Legal Principles, Terms and Determinations.  Paragraph 12C of the Existing Securities Purchase Agreement is hereby amended by amending and restating the second sentence contained therein in its entirety as follows:

In the event that an actual or anticipated change in GAAP (including, without limitation, the adoption of a new statement of financial accounting standards) would affect the computation of any dollar amounts or ratios referred to in the financial covenants herein, the Company and the Required Holders will, promptly upon request of any party, enter into negotiations in good faith in an effort to agree upon amendments which will most nearly preserve the original intent of financial covenants.

(f)                                   Exhibits.  The Existing Securities Purchase Agreement is hereby further amended by adding Exhibit J attached hereto as a new Exhibit J (Form of Supplement to Securities Purchase Agreement) thereto.

EXHIBIT J

FORM OF SUPPLEMENT TO SECURITIES PURCHASE AGREEMENT

See Exhibit 4.14 to this Current Report on Form 8-K